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                                                                 Exhibit 11

AMERICAN GAMING & ENTERTAINMENT, LTD.
COMPUTATION OF EARNINGS (LOSS) PER SHARE

                                                    Years ended December 31,
                                                  ____________________________
                                                       1999          1998
                                                  _____________   ____________


Net income (loss) for common stockholders        $   61,417,000  $ (6,720,000)
                                                 ==============  =============
Basic income (loss) per share:
    Before extraordinary item                    $         1.14  $      (0.54)
    Extraordinary item                                     3.76             -
                                                  _____________   ____________
    Total                                        $         4.90  $      (0.54)
                                                 ==============  =============

Diluted income (loss) per share:
    Before extraordinary item                    $         0.01  $      (0.54)
    Extraordinary item                                     0.02             -
                                                  _____________   ____________
    Total                                        $         0.03  $      (0.54)
                                                 ==============  =============

Shares outstanding:
    Basic weighted average number of common
      shares outstanding                             12,532,102    12,532,102
    Dilutive effect of conversion of preferred
      stock Series A, C, D & E                    1,816,508,248             -
                                                  _____________   ____________
    Diluted weighted average number of common
      shares outstanding                          1,829,040,350    12,532,102
                                                 ==============  =============





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